Joint Filer Information

Name of Joint Filer:                    Hicks, Muse GP Partners IV, L.P.,

Address of Joint Filer:                 c/o Hicks, Muse, Tate & Furst Incorporated
                                        200 Crescent Court, Suite 1600
                                        Dallas, Texas 75201

Designated Filer:                       HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement:      July 15, 2013

Issuer Name and Ticker Symbol:          LIN TV Corp. (NYSE: TVL)

Signature:                              HICKS, MUSE GP PARTNERS IV, L.P.

                                        By:  Hicks, Muse Fund IV, LLC, its general partner

                                        By:  /s/ David W. Knickel
                                             ----------------------------------
                                             David W. Knickel
                                             Vice President and Chief Financial Officer

Joint Filer Information

Name of Joint Filer:                    Hicks, Muse Fund IV, LLC

Address of Joint Filer:                 c/o Hicks, Muse, Tate & Furst Incorporated
                                        200 Crescent Court, Suite 1600
                                        Dallas, Texas 75201

Designated Filer:                       HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement:      July 15, 2013

Issuer Name and Ticker Symbol:          LIN TV Corp. (NYSE: TVL)

Signature:                              HICKS, MUSE FUND IV, LLC

                                        By:  /s/ David W. Knickel
                                             ----------------------------------
                                             David W. Knickel
                                             Vice President and Chief Financial Officer